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                                                                   Exhibit 99.2
                            Asset Purchase Agreement


     This Agreement is made and entered into this 7th day of July, 2008, by and among the entities listed in Exhibit B hereto, c/o Trans-Lux Multi-Media Corporation, as agent, c/o 26 Pearl Street, Norwalk, CT 06850 (herein collectively referred to as "Seller")

and

Storyteller Theaters Corporation
100 Bayview Circle
Newport Beach, CA 42560

herein referred to as "Purchaser" and collectively with Seller, the "Parties."

Certain capitalized terms used in this Agreement are defined in Exhibit A.

                                    Preamble

WHEREAS Seller is engaged in the business (the "Business"), as defined in Exhibit A, Definitions.

WHEREAS Purchaser intends to acquire from Seller certain assets of the Business by (i) purchasing and receiving by assignment and conveyance certain of Seller's assets (ii) assuming certain of Seller's contractual relationships and obligations pursuant to the terms of this Agreement and (iii) licensing certain Intellectual Property from the ultimate parent of Seller, and Seller intends to accept such sale and transfer and such assumption of contractual relationships and obligations by Purchaser.

NOW THEREFORE, the Parties hereto agree as follows:

1.  Current Status

     Seller engages in the Business and uses tangible and intangible assets and contractual relationships relating thereto.

2.  Sale, License and Transfer of Assets

2.1 Seller shall sell and assign to Purchaser, subject to the terms and conditions of this Agreement, all with effect from the Closing Date, all of its right, title and interest to the following assets used in the Business as of the Closing Date (collectively the "Acquired Assets"), and Purchaser hereby agrees to accept such sale and assignment and purchase such Acquired Assets as set forth below (the "Acquisition"). The Acquisition shall be given economic effect as of the close of business at 11:59 pm Mountain Time on June 26, 2008 (the "Economic Effective Date"). To implement such economic effect, the procedures in Section 3.10 and Section 10 shall be followed.

2.1.1 the real property ("Facilities") located at each of the locations set forth in Exhibit 2.1.1, including all fixtures and furnishings, including the lease for the Santa Fe office facilities;

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2.1.2 the tangible personal property assets, including furniture, fixtures and equipment, (collectively "Equipment") and other assets used in the Business, as listed in Exhibit 2.1.2 including $10,000 held as petty cash;

2.1.3 the Inventories of merchandise and supplies used in the Business listed in
Exhibit 2.1.3;

2.1.4 the pro-rata portion of the trade receivables listed in Exhibit 2.1.4 attributable to the periods following the Economic Effective Date (hereinafter "Trade Receivables").

2.1.5 the trade names for each of the respective theatres set forth in Exhibit 2.1.5, and the goodwill of the business and telephone numbers and web sites of the Business listed in Exhibit 2.1.5.

2.1.6 All Seller's rights in the trade-dress and appearance of the theatres used in the Business, and all rights to the websites and domain names shown on
Exhibit 2.1.6, except that rights to the name "Trans-Lux" shall be subject to the Trademark License Agreement described below.

2.1.7 the Assumed Contracts as provided in Section 3.1.

2.2 Subject to the terms and conditions of this Agreement, on the Closing Date, Seller and its affiliate Trans-Lux Corporation shall license to Purchaser certain trade names pursuant to the terms and conditions of the Trademark License Agreement set forth in Exhibit 2.2 executed simultaneously herewith.

2.3 The following assets and other items set forth in this Section 2.3 are not included in the Acquired Assets sold and assigned pursuant to this Agreement (hereinafter the "Excluded Assets"):

     (a) cash and cash equivalents of Seller on hand and in bank accounts and other investment accounts, together with such accounts (except $10,000 petty cash as divided among the Theatres), with any excess refunded to Seller within ten (10) days following the Closing.

     (b) all rights throughout the world in and to the name Trans-Lux or TLX or any variations thereof, and all trademarks and similar registrations (and applications therefor) relating to the name of Trans-Lux Corporation, TLX or Seller except the limited rights granted pursuant to Exhibit 2.2.

     (c) the Assets listed on Exhibit 2.3(e), including personal artwork of Thomas Becker in the Santa Fe office, personal artwork and furniture of Matthew Brandt in the Los Angeles office and personal artwork, personal papers and photographs of Richard Brandt in the Santa Fe office, none of which are listed in Exhibit 2.1.2.

     (d) Administrative Assets;

     (e) litigation and other claims of the Seller arising prior to the Closing and receivables therefrom, including those set forth on Exhibit 2.3(e);

     (f) prepaid Taxes and rights to refunds of Taxes paid by Seller or its Affiliates;

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     (g) all assets not otherwise listed as an Acquired Asset in this Agreement.

2.4 The Acquired Assets have been examined by Purchaser or its representatives, and, except as otherwise provided in this Agreement, are being sold "as is" and "where at," and subject to existing mortgages and other security agreements, as identified on Exhibit 3.7 and assumed pursuant to Sections 3.1 and 3.7.

2.5 The Acquired Assets to be sold and licensed pursuant to this Agreement include all books, records and other documentation, including but not limited to those provided during the due diligence conducted by Purchaser (hereafter "Documentation") relating exclusively to the Business. If Purchaser requests original Documentation during the three (3) year period following Closing in connection with audit or other proceedings, then Purchaser shall notify Seller and Seller shall provide such available originals to Purchaser. The Parties agree that any books, records and other documentation relating exclusively to Excluded Assets, or which don't relate exclusively to the Business, are neither sold and transferred nor delivered to Purchaser and shall be retained by Seller, but that Purchaser may have access pursuant to this Section 2.5 to retained documents which pertain both to the Business and to other activities of Seller ("Mixed Documents"). To the extent original records are delivered to Purchaser, Seller will be entitled from time to time to make copies at its own expense of all books, records and other documents pertaining to the Business and included in the Acquired Assets which Seller desires for Tax, accounting, legal or other purposes and to receive the originals thereof if necessary for any such purposes. Purchaser agrees to preserve and keep (by microfilm or otherwise) as it deems appropriate all such books, records and other documents for a period of at least six (6) years from the Closing Date. Purchaser shall give Seller 45 days written notice of its intention to dispose of such books, records and other documents and provide Seller a reasonable opportunity to obtain possession or make copies thereof at Seller's expense. Purchaser agrees to treat as confidential and not disclose information in Mixed Documents which does not pertain to the Business, pursuant to Section 11.1 below.
                                     ------------

2.6 Option to Purchase. During the six (6) month period following the Closing Date, ("option exercise period"), time being of the essence, Purchaser shall have the option to purchase the parcel of land in Silver City, New Mexico described on Exhibit 2.6 for a cash purchase price of $920,000 based on Seller's cost ($850,000) plus soft costs ($70,000). The option purchase price shall be increased by Seller's out-of-pocket costs to construct and maintain road access and related costs which Seller documents. The option shall be exercised by Purchaser's written notice to Seller accompanied by Purchaser's authorized signature on the Purchase and Sale Agreement (the "Silver City Agreement") in the form annexed hereto as Exhibit 2.6 and made a part hereof, accompanied by Purchaser's check in the amount of the Contract Deposit set forth therein to the order of the Title Company designated in the Silver City Agreement. If the option is duly exercised by Purchaser, Seller and Purchaser shall perform the Silver City Agreement. The closing shall take place pursuant to the provisions of the Silver City Agreement. If the option shall not be exercised by Purchaser within the option exercise period, the option shall expire and be of no further force or effect. At Purchaser's election, this option to purchase shall be evidenced by a recordable instrument, and recorded at Purchaser's expense in the real estate records of Grant County, New Mexico.

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3.  Assumption of Contractual Relationships; Pro Ration

3.1 All contracts, purchase orders, offers, or projects in progress at the Closing relating to the Business including the Theatre construction projects listed in Exhibit 3.1 as of the Closing Date, except for the Excluded Contracts set forth in Section 3.3, are assigned to and assumed by Purchaser (herein "Assumed Contracts"). Without limiting the foregoing, Seller shall assign to Purchaser all warranties and remedies under that certain Construction Contract dated July 16, 2007 with Lockwood Construction Co. ("Contractor") and shall obtain any consents required in connection with such assignments. At the Closing, Purchaser shall assume from Seller all rights and obligations resulting from these Assumed Contracts by way of the assumption of contract subject to any required third party consent pursuant to Section 5 and to Section 3.9. A list of the Assumed Contracts is attached as Exhibit 3.1.

     (a) Purchaser shall assume all written vendor and supplier agreements and purchase orders including agreements for warranties on inventory and or products included in the Acquired Assets to the extent assignable for the period after Closing (hereinafter "Assumed Vendor and Supply Contracts"). A list of the Assumed Vendor and Supply Contracts is attached as Exhibit 3.1(a).

     (b) At Closing Purchaser and Trans-Lux Corporation will enter into the non-exclusive Equipment Maintenance Agreement pursuant to which Purchaser will have the option, but not the obligation, to request parts and labor for signs and message centers at the rates (most favored customer basis) set forth in
Exhibit 3.1(b).

3.2 The following contracts are not included in the Assumed Contracts or Assumed Vendor and Supply Contracts.

3.2.1 all contracts set forth in Exhibit (3.2.1) to this Agreement (hereinafter "Excluded Contracts").

3.3 To the extent that the Assumed Contracts constitute pending transactions or Work in Process, it is expressly agreed that the amounts relating to periods prior to the Closing, whether or not which Seller has been invoiced, for construction costs, supplies, labor and other costs prior to Closing shall be Seller's responsibility, and Retained Liabilities, except as otherwise agreed in writing and set forth in Exhibit 3.3.

3.4 If, after the Closing Date, either Purchaser or Seller, as the case may be, receives any amounts in part or in full to be paid under the Assumed Contracts or the Excluded Contracts, as the case may be, which should, in accordance with the terms of this Agreement and, in particular with this Section 3, have been paid to the other Party, then the Party having received such amount shall forward any such amount, which it has incorrectly received, to the other Party within thirty (30) days.

3.5 Seller agrees to transfer and assign as of the Closing Date all warranty claims against third parties under the Assumed Contracts. Purchaser hereby accepts the assignments of such warranty claims.

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3.6 As of the Economic Effective Date, the Trade Receivables and the following expenses attributable to the Business shall be allocated between and are hereby assumed by Purchaser and Seller as follows:

     (a) All state, county and local ad valorem Taxes on real or personal property, and all utility charges shall be apportioned between Purchaser and Seller as of 11:59 P.M. Mountain Time on the day immediately prior to the Economic Effective Date. To the extent feasible, the Seller shall obtain special meter readings, and, if not feasible, utility expenses shall be pro-rated, computed on the basis of the fiscal year for which the same are levied, and all utility charges, gas charges, electric charges, water charges, water rents and sewer rents, if any, shall be apportioned between Purchaser and Seller as of 11:59 P.M. Mountain Time on the day immediately prior to the Economic Effective Date, computed on the basis of the most recent meter reading or, in the case of annual charges, on the basis of the established fiscal year. All prepaid expenses (including any rent) paid by Seller prior to the Economic Effective Date in respect of the Business shall be apportioned between Purchaser and Seller as of 11:59 P.M. Mountain Time on the Economic Effective Date computed on the basis of the benefit received by Seller prior to the Economic Effective Date and the benefit to be received by Purchaser after the Economic Effective Date with respect to any contract or other matter to which the prepaid expense relates. All other rent expenses, including common area charges and other costs imposed by landlords, shall be pro-rated as of 11:59 P.M. Mountain Time on the Economic Effective Date. All prorations shall be made and the Purchase Price shall be adjusted insofar as feasible on the Closing Date.
During the six-month period after the Closing Date, Seller shall advise Purchaser and Purchaser shall advise Seller of any actual changes to such prorations, and the Purchase Price shall be increased or decreased, as applicable, at the end of such six-month period. In the event Purchaser or Seller shall receive bills after the Closing Date for expenses incurred prior to the Closing Date that should have been but were not prorated in accordance with this Section 3.6(a), then Purchaser or Seller, as the case may be, shall promptly notify the other party as to the amount of the expense subject to proration and the responsible party shall pay its portion of such expense (or, in the event such expense has been paid on behalf of the responsible party, reimburse the other party for its portion of such expenses). Further, to the extent a portion of any pro-rated or apportioned amount was deducted to calculate the Adjusted Operating Cash Flow paid to Purchaser pursuant to Section 3.10, such portion shall not also be due from Purchaser pursuant to this Section 3.6(a).

     (b) Purchaser and Seller shall cooperate in preparing, executing and filing use, sales, real estate, transfer and similar government-required Tax returns relating to the purchase, sale and/or transfer of the Acquired Assets under this Agreement. Purchaser, on the one hand, and Seller, on the other hand, shall each pay 50% of all such Taxes, including any penalties, interest and additions to Tax, incurred in connection with the purchase, sale and/or transfer of the Acquired Assets. Such Tax returns shall be prepared in a manner that is consistent with the determination of the allocation of the Purchase Price as contemplated by Section 6.2. Seller shall notify Purchaser of the estimated amount of such transfer Taxes prior to the Closing Date, and Purchaser shall pay 50% of such amount to Seller on the Closing Date, who in turn shall pay and remit the same to the appropriate Governmental Entity. The estimated amount of such transfer Taxes shall be revised to reflect the actual amounts due to reflect amounts actually paid to taxing authorities. Seller will provide documents to Purchaser evidencing payment in full of such transfer Taxes promptly after payment thereof to the appropriate Governmental Entity, and will

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indemnify Purchaser for any failure to remit Purchaser's share of such transfer
Taxes after receipt of funds therefor from Purchaser. To the extent Purchaser's share of transfer Taxes differs from the amount paid by Purchaser to Seller at Closing, the appropriate amount shall be refunded to Purchaser, or an additional payment shall be made by Purchaser, promptly after Seller provides evidence of the amount of transfer Taxes actually paid.

     (c) All Trade Receivables shall be apportioned between Purchaser and Seller as of 11:59 P.M. Mountain Time on the Economic Effective Date. Seller shall deliver to Purchaser its calculation of the portion of such Trade Receivables allocable to Seller, and Purchaser shall confirm its agreement or disagreement with such calculation. After such calculation is finally agreed, the Parties shall designate it as Exhibit 3.6(c). To the extent such Trade Receivables are actually earned and paid to any Party, the Party receiving such payment promptly shall forward to the other Party its share of the payment received. The Parties agree to cooperate in pursuing the collection of the Trade Receivables.

3.7 Purchaser will assume on and after the Closing and will perform and discharge when due (i) liabilities and obligations for performance after the Closing Date under Assumed Contracts and Assumed Supply Contracts, (ii) liabilities and obligations relating to the Theatres with respect to periods on and after Closing including liabilities and obligations relating to Seller's deeds of trust and mortgages on the Theatre properties (the "Real Estate Loans") and (iii) the normal accrued weekly or bi-weekly payroll for the period preceding Closing Date except to the extent included in the reconciliation of Theatre Business Cash Flow. Liabilities and obligations to be assumed by Purchaser pursuant to this Section 3.7 are listed in Exhibit 3.7 (excluding current portions of long term debt which payments are due on or before Closing) are referred to herein as "Assumed Liabilities." Purchaser acknowledges that if Seller pays any portion of any Assumed Liability which relates to a period after the Economic Effective Date, Seller may include such payment as an expense in the calculation of Theatre Business Cash Flow pursuant to Section 3.10. Seller may also reduce the Theatre Business Cash Flow paid to Buyer by the entire amount of principal payments on the Real Estate Loans made after the Economic Effective Date.

3.8 Except as provided in Section 3.4 or Section 3.7 or pursuant to Section 10.1(b) or otherwise expressly agreed in writing, the parties agree that Purchaser is not assuming any liabilities or obligations of Seller or the Business as operated by Seller and accrued prior to the Closing. Liabilities and obligations of Seller with respect to periods prior to the Closing (other than Assumed Liabilities) are referred to herein as "Retained Liabilities". Liabilities and obligations of the Business or the Acquired Assets accruing after the Closing shall be the obligations and liabilities of Purchaser.

3.9 To the extent that any Assumed Contract or other Acquired Asset to be transferred to Purchaser is not capable of being validly and fully assigned, transferred, conveyed or reissued to Purchaser without a consent or approval, and such consents and approvals have not been obtained prior to the Closing or do not remain in full force and effect at or immediately after the Closing, no such assignment, transfer, conveyance or reissuance shall be deemed to have occurred until such consent or approval has been obtained, and Seller shall, after the Closing, use its reasonable commercial efforts to: (i) obtain such consents or approvals, (ii) cooperate in any lawful arrangement designed to provide to Purchaser the benefits of any Assumed Contract or

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other Acquired Asset as to which such a consent or approval has not been so obtained or does not remain in full force and effect, and (iii) enforce, at the request of Purchaser and at Purchaser's expense, for the benefit of Purchaser, any rights of Seller under or with respect to any such Assumed Contract or other Acquired Asset against all other persons (including termination of the foregoing in accordance with the terms thereof upon the election of Purchaser), provided that Seller shall not be required to take any action pursuant to this sentence that could reasonably be expected to result in Seller incurring liability to a third party. To the extent that Purchaser is provided the benefits pursuant to this Section 3.9 of any such Assumed Contract or other Acquired Asset, Purchaser shall perform the liabilities and obligations of Seller thereunder or in connection therewith with respect to periods following the Closing as if they were Assumed Liabilities.

3.10 (a) From the Economic Effective Date until the Closing, Seller shall operate the Business for the benefit of Purchaser, provided all material agreements listed in Exhibit 3.10(a) are signed and delivered to First American Title Company on July 7, 2008 including forms of employment agreements being negotiated as of the date hereof between Purchaser and each of Matthew Brandt and Thomas Brandt.

     (b) Provided the Closing occurs on or before July 15, 2008, the Theatre Business Cash Flow for the period from the Economic Effective Date to the Closing Date shall be transferred to Purchaser. For the purposes of this Agreement, "Theatre Business Cash Flow" shall mean, for the applicable period described below, the gross receipts from operation of the Business, less, in each case consistent with past practice and the sample calculation of such Theatre Business Cash Flow for 2007 attached as Exhibit 3.10(b), (i) normal operating expenses, including but not limited to, payroll, benefits, rent, utilities, insurance, licensing fees paid for movies exhibited, purchases of inventory, interest expense on loans, (ii) normal operating expenses of the local Santa Fe office, including but not limited to, payroll, benefits, rent and utilities, (iii) normal operating expenses of the California office, including but not limited to 100% of Matthew Brandt payroll, benefits and travel, (iv) normal operating expenses of Thomas Brandt, including but not limited to 100% of payroll and benefits, (v) a portion of the consulting fee paid directly or indirectly to Richard Brandt, and (vi) interest for such period on the Closing Cash Payment at the rate due under that certain Amended and Restated Commercial and Security Agreement dated December 23, 2004 with People's United Bank.

     (c) If the Closing occurs after July 15, 2008 but occurs on or before July 30, 2008, one-half of the Theatre Business Cash Flow for the period from the Economic Effective Date to the Closing Date shall be transferred to Purchaser.

     (d) If the Closing occurs after July 30, 2008, one-half of the Theatre Business Cash Flow for the two-week period preceding the Closing Date shall be transferred to Purchaser.

     (e) No later than sixty (60) days following Closing, Seller shall deliver to Purchaser an accounting of Seller's determination of the Theatre Business Cash Flow of the Business for the applicable period ending on the Closing Date. The parties shall confer in good faith to resolve any adjustments proposed by Purchaser to such determination of Theatre Business cash Flow and if unable to resolve any disagreements shall engage the service of an office of RSM McGladrey located in Arizona, Colorado, New Mexico or Wyoming (the "Independent

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Accountant") to resolve the dispute, provided that such local office shall not have performed financial or accounting due diligence on behalf of Purchaser in connection with the transactions contemplated herein. The fees and expenses of the Independent Accountant shall be shared equally by Purchaser and Seller.

     (f) The payment of Theatre Business Cash Flow due under this Section 3.10 shall be made within five business days after the earlier of (i) Purchaser's confirmation it has accepted Seller's determination of Theatre Business Cash Flow, (ii) agreement by Seller and Purchaser concerning the resolution of any questions about such determination, or (iii) the resolution of any such disagreements by the Independent Accountant.

4.  Hiring of Key Employees

4.1 (a) Purchaser and Seller shall enter into an Employee Services Agreement in the form of Exhibit C providing for Seller to continue to hire the employees listed on Exhibit 4.1(b) for 60 days following the Closing, and for Purchaser to reimburse Seller for all related expenses.

     (b) Purchaser shall offer employment effective as of the termination of the Employee Services Agreement to each employee of the Business all of whom are listed on Exhibit 4.1(b). Any such employee who accepts Purchaser's offer of employment shall be referred to herein as a "Purchaser Employee" and shall resign from or be deemed to have resigned from Seller's employment as of the termination date of the Employee Services Agreement. Nothing herein shall be deemed to require Matthew Brandt and/or Thomas Brandt to resign as directors of Trans-Lux Corporation.

     (c) Nothing in this Agreement shall limit Purchaser's right to terminate the employment of any Purchaser Employee except as specifically provided in any written agreement between such Purchaser Employee and Purchaser.

     (d) Purchaser shall enter into employment agreements with the three persons listed in Exhibit 4.1(d), drafts of which in the form proposed as of July 2, 2008 have been disclosed to Seller. Purchaser agrees not to alter the economic terms of such employment agreements from the terms disclosed in such drafts without Seller's written consent.

     (e) Purchaser agrees to engage Seller to consult with Purchaser with respect to the Business on a part time basis pursuant to the consulting agreement attached hereto as Exhibit 4.1(e), such services to be performed by Richard Brandt on Seller's behalf. Such agreement provides that Seller shall have no liability for any such services except for claims based on Seller's gross negligence or willful misconduct.

4.2 If Seller incurs WARN Act liabilities because 50 or more of the Business employees are not Purchaser Employees, then Purchaser shall be liable for all payments during the 60 days following termination of the Employee Services Agreement for such employees under the WARN Act.

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5.  Third Party Consents

5.1 The Parties will jointly endeavour to obtain all necessary third party consents in respect of the transfer of the Acquired Assets and the Assumed Contracts and shall cooperate to implement Section 3.9. To the extent Sellers and respective guarantors of Real Estate Loans listed in Exhibit 3.7 being assumed by Purchaser are not released by the creditors at Closing, then Purchaser shall indemnify Seller for any amounts claimed under the related loans or guarantees (or cause such Real Estate Loans to be paid or refinanced.

6.  Purchase Price

6.1 Base Price. The purchase price for the Acquired Assets (herein the "Purchase Price") shall amount to $24,000,000 allocated as set forth in Exhibit
6.1 plus the assumption of the Assumed Liabilities, provided that, despite the inclusion of Real Estate Loans as Assumed Liabilities, to the extent Purchaser assumes Real Estate Loans or pays them off at Closing, it shall receive a credit against the cash portion of the Purchase Price for the full amount assumed or paid. The balance of the Purchase Price, except for $400,000, which shall be placed in escrow as hereafter provided, shall be payable in cash after all of the required events to consummate the Closing are complete (the "Closing Cash Payment").

6.2 The purchase price shall be allocated among the Assets as shown on Exhibit
6.2.  The parties shall make consistent use of the allocations specified in
Schedule 6.2 for all tax purposes and in all filings, declarations and reports with the IRS in respect thereof, including the reports required to be filed under Section 1060 of the Code. The Purchaser shall prepare and deliver IRS Form 8594 to Seller within forty-five (45) days after the Closing Date. The Parties shall confer in good faith to resolve any adjustments proposed to such allocation by the Seller and if unable to resolve any disagreements shall engage the services of the Independent Accountant to resolve the dispute. The fees and expenses of the Independent Accountant shall be shared equally by Purchaser and Seller. In any proceeding related to the determination of any Tax, no Party shall contest or represent that such allocation is not a correct allocation.

6.3 Payments to Seller under this Agreement shall be made to an account designated by Seller in writing which shall be delivered by Seller to Purchaser no later than two (2) business days prior to the Closing Date; payments to such bank account shall be made by wire transfer in immediately available funds free of bank and/or any other charges and shall be deemed effective when unconditionally and irrevocably credited to such bank account. Each Seller hereby appoints Trans-Lux Multi-Media Corporation as its agent to receive such payment on its behalf and to distribute each Seller's portion thereof, and agrees Purchaser shall have no responsibility for such matters.

6.4 Additional Earn Out Purchase Price

     Purchaser shall pay to Seller an additional amount ("Earn Out") of no less than $500,000 and no more than $2,800,000 based on the EBITDA of the DreamCatcher Theatre in Espanola, New Mexico, including the four (4) additional screens which were just constructed and opened May 9, 2008. The amount of the Earn Out will be calculated by applying a multiple of 7 times the difference of the EBITDA of the DreamCatcher Theatre during the 12-month period from

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June 1, 2008 through May 31, 2009 and the EBITDA of such DreamCatcher Theatre during the twelve month period from June 1, 2007 through May 31, 2008 which the parties agree shall be presumed to be $400,000. Any expenses Purchaser incurs with respect to the DreamCatcher Work (defined below) beyond the agreed upon loan draw for the Unpaid Balance (defined below) shall be deducted from the Earn-Out. Such EBITDA shall be calculated in a manner consistent with the sample calculation for the twelve month period ended December 31, 2007 attached as Exhibit 6.4.

As an illustration, if the DreamCatcher Theatre generated $600,000 of EBITDA during the twelve month period before the completion of such construction and $1,000,000 in EBITDA for such theatre during the twelve months after the completion of such construction, the Purchaser shall pay the Seller an additional $2,800,000.

     At Closing Purchaser shall pay Seller a non-refundable advance of $500,000 against such Earn Out which shall be kept and retained by Seller in all events. The balance of the Earn Out will be paid in three installments. The first installment shall be due thirty (30) days following the last day of the fourth month ending after the Closing, and the remaining installments shall be due within thirty (30) days after the last day of each successive four-month period, with the first $500,000 in Earn Out payments credited against the non-refundable advance. Purchaser agrees it will use normal operating procedures at such Theatre such as marketing and advertising at least equivalent to Seller's current practices to support EBITDA during the 12-month Earn Out period. With each payment due or application of credit, Purchaser shall provide Seller with a computation of the EBITDA comparison certified by Purchaser's independent accountant or chief financial officer. Seller shall be entitled to inspect Purchaser's books and records concerning the DreamCatcher Theatre for such 12 month period by Seller's accounting staff provided the results of such audit are kept confidential except as necessary to enforce payment in any dispute by the parties as to the applicable amount. The payments to Seller will be made to the same bank account specified in this Agreement unless Purchaser is otherwise notified in writing by Seller.

6.5 Escrow.

     (a) At the Closing, Purchaser shall deposit, in escrow, with Blackmore Escrow (the "Escrow Agent"), by wire transfer of immediately available funds, the sum of $400,000.00, which amount shall constitute the claims escrow account ("Claims Escrow Account"). The Claims Escrow Account, together with any interest thereon, is herein referred to as the "Escrow Deposit." At the Closing, Purchaser, Seller and Escrow Holder shall enter into the Indemnity Escrow Agreement attached as Exhibit 6.5(a).

     (b) The Parties shall enter into an escrow agreement (the "Closing Escrow Agreement") with First American Title Company in the form attached as Exhibit 6.5(b).

7.  Pre-Closing Conditions

The sale and purchase of the Assets shall be consummated at the Closing and pursuant to Section 8 below (herein "Closing") only if the following conditions precedent (herein "Pre-Closing Conditions") are fulfilled, unless waived in writing by the applicable Party:

7.1.1 Execution and delivery of all documents and agreements necessary for the assumption by Purchaser from Seller of the Real Estate Loans secured by the Seller's Facilities.

7.1.2 Execution and delivery of deeds of title to the Facilities to Purchaser, accompanied by commitments for or pro forma ALTA title insurance policies issued by First American Title Company in Purchaser's favor showing fee title vested in Purchaser, with only such qualifications and exceptions as are reasonably satisfactory to Purchaser.

7.1.3 Execution and delivery of consent to the transfer of the joint venture interest in Metro-Lux Theatre, including a waiver of all purchase or first refusal rights.

7.1.4 Execution and delivery of a Bill of Sale in form and substance reasonably satisfactory to Purchaser for all other Acquired Assets.

7.1.5 Execution and delivery of the Memorandum of Option contemplated by Section
2.6 with respect to the Silver City Agreement.

7.1.6 Execution and delivery of the Trademark License Agreement.

7.1.7 Each Party shall have provided the other evidence sufficient to demonstrate that such Party has obtained appropriate approvals (other than to Assumed Contracts) to conclude the transactions contemplated in this Agreement.

7.1.8 The representations and warranties of Seller set forth in Section 9 hereof and in all agreements, documents and instruments executed and delivered pursuant hereto or in connection with the Closing shall have been and be true and correct in all material respects as of the Economic Effective Date and as of the Closing Date as though made on and as of the Closing Date. Seller shall have performed in all material respects its agreements and obligations under this Agreement prior to the Closing Date.

Seller and Purchaser shall mutually inform each other without undue delay as soon as either Party has become aware that the Pre-Closing Conditions have been fulfilled.

8.  Closing

It is intended that this transaction close on or before July 31, 2008; provided that this Agreement may be terminated by Purchaser, on the one hand, or by Seller, on the other hand, by written notice to the other parties hereto if the Closing shall not have been consummated on or before August 31, 2008, unless such date is extended upon mutual agreement of such parties; provided further, that the party terminating this Agreement under this Section 8 shall not then be in material breach of any of its obligations under this Agreement.

At the Closing the following events (herein "Closing Events") shall occur:

8.1 At the Closing each Party shall deliver originals of the Ancillary Documents and a certificate that the Pre-Closing Conditions have been fulfilled.

8.2 At the Closing Purchaser shall pay the Closing Cash Payment less the Escrow Deposit and receive credit for the amount of Real Estate Loans assumed or paid off at Closing, constituting the Purchase Price.

8.3 At Closing, Purchaser shall execute and deliver to Seller documents evidencing its assumption of the Real Estate Loans which documents shall include releases of Seller and the current guarantors of such Real Estate Loans.

8.4 At Closing Seller shall execute and deliver to Purchaser or the Title Company the Deeds and the Title Company shall deliver to Purchaser the Title Policies.

8.5 At Closing Purchaser, Seller and the Escrow Agent will sign the Indemnity Escrow Agreement relating to the Escrow provisions in Section 6.5.

8.6 At Closing Purchaser shall enter into employment agreements with the persons named in Exhibit 4.1(d) and agree to the consulting terms and payments as provided by Section 4.1(e).

8.7 At Closing Seller and Purchaser shall enter into the Transition Services Agreement in the form of Exhibit 8.7 providing human resources, financial information and accounting support for up to four (4) months as provided therein, the Equipment Maintenance Agreement and the Employee Services Agreement.

8.8 At Closing Trans-Lux Corporation and Purchaser shall enter into the Trademark License Agreement in the form of Exhibit 2.2.

8.9 At Closing Seller's counsel shall deliver a legal opinion substantially in the form of Exhibit 8.9 to this Agreement.

8.10 At Closing, Seller may deliver updated disclosure schedules to this Agreement reflecting changes in the ordinary course of business, none of which shall involve a Material Adverse Effect, and other changes which are reasonably satisfactory to Purchaser.

8.11 The Closing shall take place at the offices of First American Title Company in New York, New York or at such other place mutually agreed upon by the Parties.

8.12 Purchaser and Seller shall have the right to waive one or more of the Closing Events by a mutual written consent.

8.13 "Closing Date" shall be the date on which the Closing Events have occurred, to the extent that such Closing Events have not been duly waived by the Parties, and Purchaser's payment of the Purchase Price and Escrow Deposit shall evidence the Closing.

9.  Representations

9.1 Organization and Authority. The Parties hereby respectively represent and warrant as follows:

     (a) Each of the Parties is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation and duly qualified to do business in any jurisdiction where such qualification is required to avoid a Material Adverse Effect.

     (b) Each of the Parties has the corporate power and corporate authority to enter into this Agreement and the Ancillary Documents to which it is contemplated to be a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Ancillary Documents by each Party and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by the Board of Directors of such Party and the shareholders of each Party and no other corporate proceedings on the part of such Party or the shareholders of such Party are necessary to authorize and approve this Agreement or such Party's Ancillary Documents and the transactions contemplated hereby and thereby. This Agreement and each Ancillary Document contemplated to be delivered by the Parties has been duly executed and delivered by a Party. This Agreement and each Ancillary Document contemplated to be executed and delivered by a Party constitutes a valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies.

9.2 Performance of Assumed Contracts and the Business

     (a) Seller represents and warrants that the Assumed Contracts are in full force and effect in the form delivered to Purchaser without any amendment, and without any default, breach or violation by Seller, and without any event or omission which, upon notice, lapse of time, or both notice and lapse of time, would constitute a default by Seller, and, to the best knowledge of Seller are enforceable against the parties thereto in accordance with their terms. Except as set forth in Exhibit 9.2(a), Seller has performed and complied with all obligations under the Assumed Contracts in all material respects. Seller has not received any notice of termination, intent not to renew, or proposal to amend with respect to any Assumed Contracts.

     (b) Except as set forth in Exhibit 9.2(b), the Business has been operated in the normal course since December 31, 2007.

     (c) Since December 31, 2007, Seller has not acquired or sold any fixed assets or other non-current asset used in connection with the Business in excess of $50,000 except in the ordinary course of business except with respect to the Espanola Project described in Section 6.4 or as disclosed by Seller in Exhibit 9.2(c).

     (d) the Assumed Contracts include all Contracts needed for Purchaser to operate the Business in substantially the same manner as Seller has been operating the Business.

9.3 Intellectual Property

     (a) Seller represents and warrants that the Intellectual Property includes such existing trade names and trade marks as are in all material respects sufficient to conduct the Business immediately following the Closing as it is currently conducted. Trans-Lux Corporation, licensor, owns, and has the right to convey or license, all such Intellectual Property, free and clear of Encumbrances except as disclosed on Exhibit 9.3(a).

     (b) Seller is not now the subject of any pending infringement, interference, opposition or similar action, suit or proceeding challenging the use by the Business of any Intellectual Property. Seller has not received any written or oral claim that its use of such Intellectual Property infringes upon the rights of any third party and is not aware of any reasonable basis for such a claim or assertion.

     (c) To the Knowledge of Seller, except as set forth in Exhibit 9.3(c), the Seller has not received notice of claims or demands against the Seller in writing that the conduct of the Business by Seller infringes in any material respect on any valid intellectual property rights of any other Person.

     (d) There are no patents or patent licenses used in, or necessary to conduct, the Business.

9.4 Acquired Assets

Seller represents and warrants that Seller has, and at the Closing will convey, good and marketable title to the Acquired Assets, including fee simple title to each property listed on Exhibit 2.1.1, except as otherwise noted in the applicable title reports. Except for liens being released at Closing and liens and encumbrances securing or relating to the Real Estate Loans and encumbrances of record listed in the Title Reports, there are no Encumbrances on the Acquired Assets. The Seller has maintained insurance coverage on the Business up to the Closing Date, and will continue its liability and casualty insurance in force with respect to claims based on events prior to the Closing Date for at least twelve months after the Closing Date and Purchaser has established its own insurance coverage effective as of the Closing Date. The Acquired Assets are in good operating condition and are currently operating as theatres in the normal course of the Business. Except as noted on Exhibit 9.4, the Acquired Assets are sufficient to permit Purchaser to carry on the Business following the Closing in the manner conducted immediately prior to the Closing, without material interruption, except that Purchaser acknowledges operating cash in excess of $10,000 will not be transferred.

9.5 Litigation and Compliance with Law

Seller represents and warrants that, except as disclosed in Exhibit 9.5, there are no court litigations, arbitrations, governmental investigations or inquiries, or administrative proceedings pending or to the knowledge of Seller, threatened against Seller, with respect to the Business or the Acquired Assets, which would materially adversely affect the Business or the Acquired Assets taken as a whole, or would materially adversely affect any Facility or its continued operation. The Seller is current in payment of applicable income, sales, payroll and other taxes and is in compliance with all material respects with, and has not received any notices or claims that the Seller is not in compliance with applicable law including ERISA and environmental laws.

9.6 Purchaser Employees

     Seller represents and warrants that, since February 29, 2008, except for terminations in the ordinary course of business, none of the Employees of the Business has terminated his/her current employment or, to Seller's knowledge, has threatened to terminate such employment.

9.7 Labor Matters

Seller represents and warrants that, with respect to the persons proposed to become Purchaser Employees, Seller is in compliance with all laws and regulations dealing with wages, hours, payroll taxes, vacations and working conditions for its employees; all compensation and withholding obligations of Seller to or in respect of the employees of the Business for periods prior to the Closing Date have been paid or accrued by Seller, and the accrued portions thereof shall constitute a Retained Liability, except that Purchaser has agreed to pay normal accrued payroll for the weekly or bi-weekly period preceding the Closing Date, except to the extent included in the Reconciliation of the Theatre Business Cash Flow. At or prior to the Closing, Seller will satisfy all obligations for pre-Closing accruals of vacation time, and no such pre-Closing vacation time shall be an Assumed Liability. For purposes hereof, if the employee is entitled to four weeks for 2008 and the Closing is June 30, 2008, then two weeks have accrued and Purchaser is liable for the remaining two weeks except to extent taken prior to Closing.

9.8 Financial Statements. Seller represents and warrants that the financial information for the Business listed in Exhibit 9.8 fairly present the financial results and position set forth therein on the basis of generally accepted accounting principles applied on a consistent basis except as listed or noted in such statements or otherwise disclosed in exhibits or schedules to this Agreement.

9.9 Complete Disclosure. Seller represents and warrants that no representation by Seller in this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to render the statements made not misleading. If and to the extent any of the representations of Seller in this Section are made to Sellers' knowledge, such knowledge means actual knowledge by Seller's officers or directors, after such inquiry of subordinates as would be made by a prudent person under the circumstances. Seller has delivered to Purchaser complete and correct copies of all Assumed Contracts.

9.10 Permits and Authorizations.  In each case, with respect to the Business:

     (a) Exhibit 9.10 lists each material consent, license, permit, grant or
         ------------
other authorization of a Governmental Entity held by Seller or pursuant to which Seller conducts the Business or holds any Assets (herein collectively called "Authorizations"). All Authorizations are in full force and effect and constitute all Authorizations required to permit Seller to operate its Assets and conduct the Business and to permit Purchaser to conduct the Business following the Closing Date as the Business is presently operated and conducted. To the extent transferable, Seller will transfer such Authorizations as Acquired Assets. Exhibit 9.10 also discloses all proposed or pending applications for Authorizations, the expiration date of all material Authorizations having an expiration or required renewal date, and all applications for variances from compliance, or postponement of the dates for compliance with any laws or regulations affecting Seller or the Business, and all non-transferable Authorizations.

9.11 Employee Benefits

     (a) Exhibit 9.11 sets forth a list of all "employee benefit plans" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA")) and all other profit-sharing, deferred compensation, bonus, stock option, stock purchase, vacation pay, holiday pay, pension, retirement plans, medical and other compensation or benefit arrangements maintained or contributed to or required to be contributed to by Seller within six (6) years prior to the Closing for the benefit of the employees (or former employees) of the Business and/or their beneficiaries (collectively, the "Benefit Plans").

9.12 No Brokers. Except for Jesup & Lamont, whose fee is being paid by Seller, none of the Parties, nor any director, officer or employee thereof, has employed or dealt with any broker or finder or has incurred or will incur any broker's, finder's or similar fee, commission or expense, in each case in connection with the transactions contemplated by this Agreement or the Ancillary Documents.

9.13 DreamCatcher Construction. Seller represents and warrants that (i) all construction work at the DreamCatcher Theatre, including, without limitation, the construction of four (4) additional screens (the "DreamCatcher Work") has been completed as of May 9, 2008 and there is no on going construction work at the DreamCatcher Theatre except for "punch list" or warranty work, (ii) all costs and expenses in connection with the DreamCatcher Work have been paid except for a current outstanding balance of approximately $10,069.65 (the "Unpaid Balance"), (iii) the entire Unpaid Balance will be paid by Seller prior to the Closing, leaving only approximately $15,000 for "punch list" items to be invoiced and paid, (v) Seller will not submit any other applications for payment under that certain building loan dated April 9, 2007 (the "Construction Loan") with Century Bank, and (vi) except for the Unpaid Balance and amounts due for "punch list" items, there are no other costs and expenses due or outstanding in connection with the DreamCatcher Work.

     Notwithstanding anything to the contrary in this Agreement, the Earn Out and/or Claims Escrow Account may be reduced by any amounts Purchaser is required to pay in connection with the DreamCatcher Work, or to remove any mechanics or materialmen's liens that may be recorded against the DreamCatcher Theatre property.

9.14 The Parties hereto agree as follows:

NO OTHER REPRESENTATIONS OR WARRANTIES. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, INCLUDING THE EXHIBITS HERETO, SELLER MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WRITTEN OR ORAL, AND SELLER HEREBY DISCLAIMS ANY SUCH REPRESENTATIONS OR WARRANTIES (INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE, OR FUTURE PROFITS, REVENUES, OPERATIONS OR OTHER FUTURE EVENTS), WHETHER BY SELLER, OR ANY OF ITS OFFICERS,

DIRECTORS, EMPLOYEES, AFFILIATES, AGENTS OR REPRESENTATIVES OR ANY OTHER PERSON, WITH RESPECT TO THE BUSINESS OR THE ACQUIRED ASSETS OR THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO PURCHASER, ANY AFFILIATE OF PURCHASER OR ANY OF THEIR OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES OR ANY OTHER PERSON OF ANY DOCUMENTATION OR OTHER INFORMATION BY SELLER OR ANY OF ITS AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES OR ANY OTHER PERSON, WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING. PURCHASER ACKNOWLEDGES THAT IN ENTERING INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY IT IS NOT RELYING ON ANY INFORMATION OTHER THAN THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE EXHIBITS HERETO.

10. Conduct of Business Pending Closing. During the period commencing on the date hereof and continuing through the Closing Date, Seller covenants and agrees to conduct its business as follows (except as otherwise expressly contemplated by this Agreement or as otherwise consented to by Purchaser in writing):

10.1 Qualification. Seller shall maintain all qualifications to transact business and remain in good standing in the applicable states of incorporation and foreign jurisdictions except where the failure to maintain such qualifications would not have a Material Adverse Effect.

10.2 Ordinary Course. Seller shall conduct its business in, and only in, the ordinary course and, to the extent consistent with such business, shall preserve intact its current business organizations, use its commercially reasonable efforts to keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and going business value shall not be adversely impacted in any material respect at the Closing Date.

10.3 Organizational Changes. Seller shall not (a) amend its organizational documents in any manner which could have an adverse impact on the transactions contemplated by this Agreement, (b) merge or consolidate with any other Person,
(c) liquidate or dissolve, or (d) obligate itself to do any of the foregoing.

10.4 Liens.  Seller shall not grant any Liens on the Assets.

10.5 Accounting. Seller shall not make any change in the accounting principles, methods, records or practices followed by Seller or depreciation or amortization policies or rates theretofore adopted by Seller. Seller shall maintain Seller's books, records and accounts in accordance with GAAP applied on a basis consistent with that of prior periods.

10.6 Compliance with Laws. Seller shall comply in all material respects with all laws applicable to it and its operations.

10.7 Disposition of Assets. Seller shall not sell, transfer, license, lease or otherwise dispose of, or suffer or cause the encumbrance by any Lien upon, any of the Assets, except for (i) sales of inventory in the ordinary course and (ii) except for licenses in ordinary course consistent with past practice including rental of theatres for use as auditorium for church services or parties or business meetings.

10.8 Compensation. Seller shall not do any of the following: (a) adopt or amend in any material respect any collective bargaining, bonus, profit-sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other plan, agreement, trust, fund or arrangement for the benefit of employees (whether or not legally binding) other than to comply with any applicable laws, (b) except in the ordinary course, pay, or make any accrual or arrangement for payment of, any compensation or bonuses or enter into any employment or loan or loan guarantee agreement with, any current or former officer, director, employee or consultant of Seller or (c) enter into any severance or termination agreement with respect to any officer or key employee of the Business.

10.9 Modification or Breach of Agreements; New Agreements. Seller shall not terminate or modify, or commit or cause any act that will result in any breach or violation of or constitute a default under (with or without notice or passage of time, or both) or otherwise give any Person a basis for nonperformance under, any indenture, mortgage, deed of trust, loan or credit agreement, lease, license or other agreement, instrument, arrangement or understanding, written or oral, disclosed in this Agreement or the exhibits hereto. Seller shall not become a party to any contract or commitment other than in the ordinary course. Seller shall meet all of its contractual obligations in accordance with their respective terms.

10.10 Capital Expenditures. Seller shall make capital expenditures in the ordinary course, in an amount of at least the amount budgeted for and consistent with the needs of the Business.

10.11 Maintain Insurance. Seller shall maintain its insurance policies in full force and effect and shall not do or permit to be done any act by which any of the insurance policies may be suspended, impaired or canceled.

10.12 Discharge. With respect to the Business, Seller shall not cancel, compromise, release or discharge any claim of Seller upon or against any Person or waive any right of Seller of material value, and shall not compromise any debt or other obligation of Seller to any Person other than Liens, debts or obligations with respect to current liabilities of Seller.

11.  Indemnification

11.1 (a) Seller shall indemnify and hold harmless Purchaser and its Affiliates ("Purchaser Indemnified Parties") from and against any and all Losses which are incurred by one or more Purchaser Indemnified Parties after the Economic Effective Date:

          (i) resulting from the breach of any representation or warranty made by Seller in this Agreement or any Seller Ancillary Document;

          (ii) resulting from the breach of any covenant or agreement of Seller contained herein or any Seller Ancillary Document;

          (iii) constituting Retained Liabilities (including liabilities under any Benefit Plan); or

          (iv) constituting claims under any Environmental Law with respect to the Facilities that have been asserted and are outstanding as of the Economic Effective Date or which arise from events, conditions or actions prior to the Economic Effective Date; or

          (v) any mechanics' or materialmen's liens in connection with the DreamCatcher Work and any costs or expenses in excess of the Unpaid Balance for the DreamCatcher Work or any other pre-Closing construction work.

     (b) Purchaser shall indemnify and hold harmless Seller and its Affiliates ("Seller Indemnified Parties") from and against any and all Losses which are incurred by one or more Seller Indemnified Parties:

          (i) resulting from the breach of any representation or warranty made by Purchaser in this Agreement or any Purchaser Ancillary Document;

          (ii) resulting from the breach of any covenant or agreement of Purchaser contained herein or any Purchaser Ancillary Document;

          (iii) constituting Assumed Liabilities or arising from operation of the Business on or after the Economic Effective Date, or

          (iv) constituting environmental claims based on events, conditions, or actions arising after the Economic Effective Date. The discovery of a condition after the Economic Effective Date shall not create a presumption such condition first arose after the Economic Effective Date.

11.2 Procedure. Any claim for indemnification under Section 11.1 will be made in accordance with this Section 11.2. In the case of any claim for indemnification arising from a claim or demand of a third Person, an Indemnified Party will give prompt written notice, in no event more than ten (10) days following such Indemnified Party's receipt of such claim or demand, to the Indemnifying Party describing in reasonable detail the basis of such claim or demand as to which it may request indemnification hereunder. Any other claim for indemnification will be made as promptly as practicable after the time the Indemnified Party becomes aware of the facts forming the basis of such claim, in each case. Any delay in giving notice of a claim shall not reduce the liability of the Indemnifying Party except to the extent it materially impairs the Indemnifying Party's ability to defend a claim. The Indemnifying Party will have the right to defend and to direct the defense against any such claim or demand, in its name or in the name of the Indemnified Party, as the case may be, at the expense of the Indemnifying Party and with counsel selected by the Indemnifying Party, provided that the Indemnifying Party may not settle or compromise any such claim or demand without the written consent of the Indemnified Party (which consent may not be unreasonably withheld or delayed) if injunctive or other equitable relief would be imposed against the Indemnified Party as a result thereof. The Indemnified Party will cooperate with the Indemnifying Party and keep the Indemnifying Party fully informed in the defense of any such claim or demand. The Indemnified Party will have the right to participate in (but not control) the defense of any claim or demand with counsel employed by it at the expense of the Indemnified Party. The Indemnified Party may control such defense at the Indemnifying Party's expense if the Indemnifying Party refuses or fails to do so or the Indemnified Party shall have defenses not available to the Indemnifying Party and if counsel to the Indemnified Party shall advise in a written opinion reasonably acceptable to the other Party that common representation is not appropriate because of a conflict of interest or on another described reasonable basis (provided that in any such situation, the Indemnified Party shall not be entitled to employ more than one law firm at the expense of the Indemnifying Party). The Indemnifying Party will have no indemnification obligations with respect to any such claim or demand which is settled by the Indemnified Party without the prior written consent of the Indemnifying Party, unless the Indemnifying Party has failed or refused to defend such claims.

11.3 Exclusive Remedy; Cooperation.  The rights of the Parties under Sections
11.1 and 11.2 (and under Section 6.4 and Section 13) will be the exclusive remedy of the Parties with respect to breaches of representations, warranties, covenants or agreements contained in or made pursuant to this Agreement or any Ancillary Document.

     (a) Each of Purchaser, on the one hand, and Seller, on the other hand, agrees that, unless the other Party shall otherwise direct in writing, it will use commercially reasonable efforts to recover amounts under insurance policies to the extent such recoveries would reduce amounts required to be paid by the other pursuant to this Section 11.

     (b) In the event that an Indemnifying Party is obligated to indemnify an Indemnified Party pursuant to this Section 11, the Indemnifying Party will, upon payment of such indemnity, be subrogated to all rights of the Indemnified Party with respect to claims to which such indemnification relates.

     (c) In the event and for so long as a Party or any of its Affiliates is contesting or defending against any third party action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with any fact, status, condition, activity, occurrence, event, failure to act or transaction with respect to the Business prior to the Closing Date, the other party agrees to (i) cooperate on a reasonable basis with the contesting or defending party and its counsel and make available information in its possession relevant thereto and (ii) make available its employees on a reasonable basis, as necessary, to provide testimony, to be deposed, to act as witnesses and to assist counsel, all during normal business hours without undue interference with such party's business and with the responsibilities of such employees, in each case of clauses (i) and (ii) as shall be necessary in connection with the defense or contest thereof, all at the sole cost and expense of the requesting Party or its Affiliate, as the case may be.

     (d) No claim for indemnification may be made by an Indemnified Party pursuant to this Section for breach of a representation or warranty unless (i) notice of such claim (describing the basic facts or events, the existence or occurrence of which constitute or have resulted in the alleged breach of a representation or warranty made in this Agreement or any Ancillary Document) has been given to the Indemnifying Party during the applicable survival period set forth in Section 11.4 or (ii) such claim relates to a Retained Liability or to Taxes.

11.4 Seller shall have no liability under Section 11.1 unless and until the aggregate amount of all Losses which are otherwise recoverable under this Section or any Seller Ancillary Document

(but for this Section 11.4) exceeds Five Thousand US Dollars ($5,000) after which Seller shall be responsible for amounts in excess of such threshold up to the maximum hereinafter set forth. If such threshold is exceeded, Purchaser shall be entitled to the indemnification pursuant to Section 11.1(a) to the extent Seller's liability exceeds $5,000 up to a maximum aggregate amount of Six Hundred Thousand US Dollars ($600,000). This maximum amount shall not apply with respect to claims relating to a failure to convey marketable title to any Acquired Assets, any claim based upon a Seller's lack of authority to execute, deliver or perform obligations under this Agreement or any Ancillary Document, or any Retained Liability. Purchaser may set-off claims for indemnity against the Earn-Out, and, if the Escrow Amount is not sufficient or has been released, may assert claims directly against Seller.

11.5 The representations and warranties contained in or made pursuant to this Agreement or any Ancillary Agreement will survive the Closing, but will terminate and be of no further force or effect twelve (12) months from the date of the Economic Effective Date, but Seller's representations as to Taxes and ERISA shall not terminate until applicable statutes of limitations expire and Seller's representations as to environment will last for thirty-six (36) months.

12.  Additional Obligations

12.1 If the Closing takes place, Seller agrees to hold in strict confidence and not to disclose to any third party any confidential business information on the Business transferred to Purchaser except as required by law, or Trans-Lux Corporation's obligations as a publicly held corporation provided Seller promptly notifies Purchaser of such requirement, unless such notification is prohibited by law. Likewise, Purchaser and its affiliates shall not disclose or use any confidential information of Seller received during due diligence which is not transferred and shall return such information to Seller immediately after the Closing The obligations contained in this Section shall be in addition to those contained in the Non Disclosure Agreement executed by Marwit Capital Partners II, L.P. in September 2007 and by Five Crowns Capital, Inc. on
October 11, 2007. If the Closing does not occur, Purchaser and its affiliates will continue to abide by such Non Disclosure Agreements. Information shall not be deemed confidential for the purposes of this Agreement if such information:

     is already in the public domain or generally available to the public;

     has become available to the public without any breach by Seller;

     is no longer confidential or as otherwise provided in the second paragraph of the Non Disclosure Agreements.

12.2 Cooperation. Subject to the terms and conditions hereof, Seller and Purchaser will each use their respective reasonable efforts:

     (a) to defend, consistent with applicable principles and requirements of law, any third party lawsuit or other legal proceeding, whether judicial or administrative, challenging this Agreement or the Ancillary Documents or the transactions contemplated hereby or thereby;

     (b) to furnish to each other such information and assistance as may reasonably be requested in connection with the foregoing; and

     (c) to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Documents.

12.3 Further Assurances. Any time after the Closing, Seller and Purchaser will promptly execute, acknowledge and deliver any other assurances or documents reasonably requested by Purchaser or Seller, to satisfy, or in connection with, their obligations hereunder. The Parties agree that, except as otherwise expressly provided in this Agreement (including Exhibits and Schedules) the Acquired Assets are being sold or licensed "as is" and "where at."

12.4 Office Space and Services. Trans-Lux Corporation shall provide to Thomas Brandt his current office #108 located at 26 Pearl Street in Norwalk, Connecticut (or equivalent office space in the event Trans-Lux Corporation relocates from its current office location), and an area for an assistant at the desk currently located near his office, along with office furniture and equipment which are currently being used by him, including without limitation, telephone, fax, internet access and office supplies without charge to Purchaser. The parties acknowledge and agree that such furniture and equipment shall remain the property of Trans-Lux Corporation. Mail services will be available at the actual cost of postage. These office areas and services, with the exception of the postage charges mentioned above, will be provided at no charge to Purchaser for a period of five years commencing on the Closing Date. Purchaser acknowledges that Mr. Brandt will also use such office space to support his activities as a director of Trans-Lux Corporation so long as Mr. Brandt remains a director of Trans-Lux Corporation.

13.  Tax Indemnification

     Seller shall indemnify and hold harmless Purchaser from any Taxes, which relate to the Business, Acquired Assets or Assumed Contracts for any time period prior to the Closing Date (excluding the portion assumed by Purchaser) and Purchaser shall indemnify and hold harmless Seller from any Taxes which relate to Purchaser's Business, the Acquired Assets Assumed Contracts after the Closing Date and the portion of taxes relating to payroll prior to Closing assumed by Purchaser hereunder. This indemnity obligation shall not be subject to any provision of this Agreement limiting the amount of claims or damages or the period during which indemnity claims pertaining to Taxes may be asserted.

14.  Notices

     All notices and other communications hereunder shall be in writing and shall be deemed received by the other Party upon (i) transmitter's confirmation of a receipt of a facsimile transmission or (ii) confirmed delivery by standard over-night carrier or when delivered by hand addressed at the following addresses (or at such other address for a Party specified by the other Party by written notice):

     (a) In the case of Seller:

         Mr. Michael Mulcahy
         Trans-Lux Multi-Media Corporation
         c/o Trans-Lux Corporation
         26 Pearl Street
         Norwalk, CT 06850
         Telecopy: (203) 229-0698

with a copy to:

         Weisman Celler Spett & Modlin, P.C.
         Attention:  Howard S. Modlin, Esq.
         445 Park Avenue
         New York, N.Y. 10022
         Telecopy:  (212) 371-5407

     (b) In the case of Purchaser:

         Storyteller Theaters Corporation
         c/o Marwit Capital Partners
         100 Bayview Circle
         Newport Beach, California 92560
         Telecopy: (949) 861-3637

with a copy to:

         Paul, Hastings, Janofsky & Walker LLP
         695 Town Center Drive
         Seventeenth Floor
         Costa Mesa, CA 92626
         Attn:  Peter J. Tennyson
         Telecopy: (714) 979-1921

15.  Costs and Expenses

15.1 All costs and expenses of either Party in connection with this Agreement and the transactions contemplated herein, including but not limited to legal fees, brokers' fees, appraisals, due diligence, or other advisor fees shall be borne by the Party which retained such advisor or incurred such expense except as specifically provided herein. Seller and /Purchaser shall each pay one-half of all transfer taxes and recording fees, and the cost of any sales taxes imposed upon transfer of the Acquired Assets. Seller shall pay the cost of Purchaser's Owner's title insurance excluding the costs of any endorsements required by Purchaser which endorsements shall be at Purchaser's expense. Purchaser shall pay all fees or expenses charged by the lenders with respect to assumption of the Real Estate Loans and all costs of title policies required by such lenders.

16.  Miscellaneous

16.1 If for any reason any provision of this Agreement shall be declared void or unenforceable, the remaining provisions shall remain valid. The Parties shall use reasonable efforts to replace the invalid or unenforceable provision by a valid and enforceable one, which as far as legally possible implements their purpose and intent. To the extent permitted by applicable law, each Party waives the provision of any law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

16.2 In this Agreement the headings are inserted for convenience only and shall not affect the interpretation of this Agreement.

16.3 This Agreement including its exhibits contains the entire agreement of the Parties with regard to the subject matter of this Agreement. Changes to and amendments of this Agreement shall be in writing and agreed upon by both Purchaser and Seller.

16.4 Obligations under this Agreement, as well as this Agreement itself, may not be assigned by a Party without the prior written consent of the other Party. Notwithstanding the foregoing, Purchaser may assign to its lenders all of its rights and remedies hereunder, including rights to payment from Seller, and its rights to indemnity, to its lenders, and may, without the consent of Seller, assign and delegate its rights hereunder or any part thereof or the Agreement in total to any wholly owned subsidiary of Purchaser, provided Purchaser each remain fully liable under this Agreement.

16.5 With regard to their obligations and liabilities under this Agreement and any Ancillary Document the parties included as Seller are jointly and individually responsible.

16.6 This Agreement is not intended to confer upon any other person any rights or remedies hereunder.

16.7 Except as provided in Section 15, Seller will be responsible for payment of, and will indemnify and hold Purchaser, and its Affiliates harmless from and against, all documentary, stamp, transfer, sales, use, excise and similar Taxes (other than Income Taxes) imposed upon Seller or Purchaser as a result of the transactions contemplated by this Agreement. Seller will be responsible for preparing and timely filing (and Seller will cooperate with Purchaser at Purchaser's expense in preparing and filing) any forms required with respect to any such Taxes. Seller will provide to Purchaser a true copy of each such Tax return as filed as evidence of the timely filing thereof.

16.8 The Parties agree that the Seller shall not be required to comply with the requirements of any applicable bulk sales laws.

16.9 Representations and Warranties; Exhibits. Neither the specification of any dollar amount in the representations and warranties set forth in Section 9 nor the indemnification provisions of Section 11 nor the inclusion of any items in any Exhibit or Exhibit to this Agreement will be deemed to constitute an admission by Seller, or Purchaser, or otherwise imply, that any such amounts or the items so included are material for the purposes of this Agreement. All documents or information disclosed in any Exhibit to this Agreement are intended to be disclosed for all purposes under this Agreement, and will also be deemed to be incorporated by reference in each of the other Exhibits to this Agreement to which they may be relevant.

16.10 Permits. Notwithstanding any other provision hereof, it will be the responsibility of Purchaser to obtain any consent, make any filing or take any action required to transfer permits and licenses to Purchaser and to obtain all other approvals required for the use of the Acquired Assets by Purchaser.
Seller agrees to provide a list or copies of all permits and licenses used in the Business and cooperate with Purchaser to assign such permits and licenses or obtain new permits and licenses.

16.11 Appointment of Seller Representative. Each corporation which is a part of "Seller" as listed on Exhibit B hereby confirms its appointment of Trans-Lux Multi-Media Corporation as its agent ("Seller Representative") to receive the Purchase Price, and to receive all notices to "Seller" under this Agreement, and its exclusive agent and attorney-in-fact to act on its behalf with respect to any and all matters, claims, controversies, or disputes arising out of the terms of this Agreement after the Closing. The Seller Representative shall have the power to take any and all actions which the Seller Representative believes are necessary or appropriate or in the best interests of the Seller, as fully as if each such Seller was acting on its own behalf, including (a) receiving copies of all notices and communications directed to the Seller under this Agreement and to take any action or no action in connection therewith as the Seller Representative may deem appropriate and (b) to take any action (or to determine to take no action) with respect to this Agreement or the actions contemplated hereby, whether before or after the Closing, as the Seller Representative may deem appropriate as effectively as the Sellers could act themselves, including the settlement or compromise of any dispute or controversy. The authority granted hereunder is deemed to be coupled with an interest. The dissolution of any Seller shall not terminate the authority and agency of the Seller Representative. The Sellers shall hold the Seller Representative free and harmless from and indemnify the Seller Representative against any and all liabilities, claims, demands, judgments, losses, costs, damages, obligations, or expenses whatsoever (including reasonable attorneys', consultants', and other professional fees and disbursements of every kind, nature, and description incurred by the Seller Representative in connection therewith) which it may sustain as a result of any action taken hereunder. The execution by the Sellers of this Agreement shall be deemed approval of this Section 16.11, and the appointment of the Seller Representative.

Signed this  7th  day of  July        , 2008
            -----        -------------

SELLER:

TRANS-LUX VALLEY CORPORATION
TRANS-LUX DESERT SKY CORPORATION
TRANS-LUX SUMMIT CORPORATION
TRANS-LUX SKYLINE CORPORATION
TRANS-LUX COLORADO CORPORATION
TRANS-LUX DURANGO CORPORATION
TRANS-LUX HIGH FIVE CORPORATION
TRANS-LUX LOVELAND CORPORATION
TRANS-LUX FOUR CORNERS CORPORATION
TRANS-LUX LOS LUNAS CORPORATION
TRANS-LUX STARLIGHT CORPORATION
TRANS-LUX LOMA CORPORATION
TRANS-LUX TAOS CORPORATION
TRANS-LUX STORYTELLER CORPORATION
TRANS-LUX LARAMIE CORPORATION
TRANS-LUX CINEMA CONSULTING CORPORATION
TRANS-LUX MOVIE OPERATIONS CORPORATION
TRANS-LUX NEW MEXICO CORPORATION
TRANS-LUX DREAMCATCHER CORPORATION
TRANS-LUX SOUTHWEST CORPORATION
TRANS-LUX WYOMING CORPORATION

By: TRANS-LUX MULTI-MEDIA CORPORATION,
       as Seller Representative


By: /s/ Michael R. Mulcahy   Witness: /s/ Angela D. Toppi
   -----------------------           --------------------
Name:   Michael Mulcahy
Title:  President

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

PURCHASER:

STORYTELLER THEATERS CORPORATION


By: /s/ Chris L. Britt       Witness: /s/ Kevin Park
   -----------------------           --------------------
Name:   Chris L. Britt
Title:  Chairman of the Board

                                   EXHIBIT A
                              Certain Definitions

"Acquired Assets" shall have the meaning set forth in Section 2.1.

"Administrative Assets" means Assets of Seller and its Affiliates not included in list of Equipment and not located at the Facilities or at the Administrative Office which are utilized in providing employee benefits, payroll, administrative, book and record keeping, billing, tax, financial, insurance and other like services to the Business.

"Affiliate" shall mean, with respect to a Person, another Person heretofore, now or hereafter, directly or indirectly, through one or more intermediaries, controlled by, under common control with, or which controls, the Person specified (in each case in their capacities as such).

"Agreement" shall mean this Asset Purchase Agreement, including the Exhibits attached hereto.

"Ancillary Documents" means the Purchaser Ancillary Documents and the Seller Ancillary Documents, collectively.

"Approval" shall mean any franchise, license, certificate of compliance, authorization, consent, order, permit, approval or other action of, or any filing, registration or qualification with, any federal, state, municipal or other governmental, administrative or judicial body, agency or authority.

"Assets" shall mean all properties, assets, privileges, rights, interests and claims, personal, tangible and intangible, of every type and description.

"Assumed Contracts" shall have the meaning set forth in Section 3.1.

"Assumed Liabilities" shall have the meaning set forth in Section 3.7.

"Business" shall mean the ownership and operation of nine independent theatres with 51 screens owned by Seller and identified more specifically on Exhibit
2.1.1 and the 14-plex theatre operated as a 50% joint venture partner with Metro Colorado Corporation, in Loveland, Colorado and related film booking and concession sales activities.

"Business Day" means any day other than a Saturday, Sunday or other day on which banks in New York City, New York, Santa Fe, New Mexico, or Los Angeles, California are required to or may be closed.

"Claims Escrow Account" shall have the meaning set forth in Section 6.5.

"Closing" shall have the meaning set forth in Section 7.1.

"Closing Cash Payment" shall have the meaning set forth in Section 6.1.

"Closing Date" shall have the meaning set forth in Section 8.

"Consent" shall mean any consent or approval of, or notice, declaration, report or statement filed with or submitted to, any Person.

"Documentation" shall have the meaning set forth in Section 2.8.

"Earn Out" shall have the meaning set forth in Section 6.3.

"EBITDA" shall mean, for any relevant period, net income, determined in accordance with GAAP, plus all expenses for interest, taxes on income, depreciation and amortization deducted to determine such net income.

"Economic Effective Date" shall have the meaning set forth in Section 2.1.

"Environmental Law" means all laws, federal, state or local, including statutes, regulations, rules, ordinances and orders which purport to regulate the Release of Hazardous Materials to the environment, or impose requirements relating to environmental protection or public or employee health and safety, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 et seq. now known as the Solid Waste Disposal Act, the Emergency Planning and Community Right-to-Know Act, as amended, 42 U.S.C. Section 11001 et seq., the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq., the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq., the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq., the Safe Drinking Water Act, as amended, 42 U.S.C. Section 300f et seq., the Federal Insecticide, Fungicide & Rodenticide Act, as amended, 7 U.S.C. Section 136 et seq., the Federal Food, Drug and Cosmetic Act, as amended, 21 U.S.C. Section
301 et seq., and the Occupational Safety and Health Act, as amended, 29 U.S.C.
Section 651 et seq.

"Encumbrance" means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind, whether voluntary or involuntary, (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

"Equipment" shall have the meaning set forth in Section 2.1.2.

"Escrow Agent" means Blackmore Escrow.

"Excluded Assets" shall have the meaning set forth in Section 2.3.

"Excluded Contracts" shall have the meaning set forth in Section 3.2.1

"Facilities" shall have the meaning set forth in Section 2.1.1.

"GAAP" shall mean generally accepted accounting principles.

"Governmental Authority" shall mean any Federal, State, county, city, town, village, municipal or other governmental department, commission, board, bureau, agency, authority or instrumentality.

"Income Taxes" shall mean any Taxes in the nature of income or franchise taxes.

"Indemnified Party" shall mean the Purchaser Indemnified Party or Seller Indemnified Party seeking indemnification pursuant to Section 11

"Indemnifying Party" shall mean the party from which indemnification is sought pursuant to Section 11.

"Independent Accountant" shall have the meaning set forth in Section 3.10.

"Intellectual Property" shall have the meaning set forth in Section 2.2.

"Knowledge" with respect to Purchaser or Seller means actual knowledge of any person who is a director or executive officer of such Party except that prior to the Closing, no knowledge of any employee, officer or director of Seller who becomes an employee, officer or director of Purchaser shall be attributed to Purchaser.

"Liens" means any security interest for which a UCC Financing Statement has been filed.

"Losses" means damages, liabilities and reasonable expenses of investigation or defense thereof reduced to the extent recovered by the Indemnified Party (or Affiliates thereof) making the relevant claim for indemnification (through insurance or otherwise).

"Material Adverse Effect" means any change in, or effect on, the Business, which is materially adverse to the assets and financial condition of the Business.

"Mixed Documents" shall have the meaning set forth in Section 2.8.

"Person" means and includes an individual, corporation, partnership (limited or general), joint venture, association, trust, any other unincorporated organization or entity and a governmental entity or any department or agency thereto.

"Prepaid Expenses" means all prepaid expenses of Seller in connection with the Business calculated as of the Closing Date in accordance with U.S. generally accepted accounting principles consistently applied.

"Purchase Price" shall have the meaning set forth in Section 6.1.

"Purchaser" shall have the meaning set forth in the Recitals.

"Purchaser Ancillary Documents" means all agreements, instruments, documents or certificates contemplated to be executed and/or delivered by Purchaser at Closing.

"Purchaser Employee" shall have the meaning set forth in Section 4.1.

"Purchaser Indemnified Parties" shall have the meaning set forth in Section 11.1(a)"Retained Liabilities" shall have the meaning set forth in Section 3.8.

"Real Estate Loans" means the bank loans and related mortgages and deeds of trust listed in Exhibit 3.7.

"Retained Liabilities" shall have the meaning set forth in Section 3.9.

"Seller" shall have the meaning set forth in Exhibit B.

"Seller Ancillary Documents" means all agreements, instruments, documents or certificates contemplated to be executed and/or delivered by Seller at Closing.

"Seller Indemnified Parties" shall have the meaning set forth in Section 11.

"Seller Representative" shall have the meaning set forth in Section 16.11.

"Silver City Agreement" shall have the meaning given such term in Section 2.6.

"Tax" or "Taxes" means all taxes, charges, fees, levies or other assessments, and all estimated payments thereof, including but not limited to income, excise, property, sales, use, value added, environmental, franchise, payroll, transfer, gross receipts, withholding, social security, and unemployment taxes, imposed by any governmental authority, including any interest, penalties and additions to tax relating to such taxes, charges, fees, levies or other assessments.

"Theatre Business Cash Flow" shall have the meaning set forth in Section
3.10(b).

"Title Reports" means those title reports listed on Exhibit 9.4, all of which have been delivered to Purchaser.

"Trade Receivables" shall have the meaning set forth in Section 2.1.4. Unpaid Balance" shall have the meaning set forth in Section 9.13.

"WARN Act" shall mean the Worker Adjustment and Retraining Notification Act.

                                   EXHIBIT B

                                    Sellers

Trans-Lux Valley Corporation
Trans-Lux Desert Sky Corporation
Trans-Lux Summit Corporation
Trans-Lux Skyline Corporation
Trans-Lux Colorado Corporation
Trans-Lux Durango Corporation
Trans-Lux High Five Corporation
Trans-Lux Loveland Corporation
Trans-Lux Four Corners Corporation
Trans-Lux Los Lunas Corporation
Trans-Lux Starlight Corporation
Trans-Lux Loma Corporation
Trans-Lux Taos Corporation
Trans-Lux Storyteller Corporation
Trans-Lux Laramie Corporation
Trans-Lux Cinema Consulting Corporation
Trans-Lux Movie Operations Corporation
Trans-Lux New Mexico Corporation
Trans-Lux DreamCatcher Corporation
Trans-Lux Southwest Corporation
Trans-Lux Wyoming Corporation